DLOC NOTE

Phoenix, Arizona

Dated as of August 25, 2022 (the “Note Date”)

Note Amount: $2,381,000

FOR VALUE RECEIVED, LF3 PINEVILLE 2, LLC, a Delaware limited liability company, and LF3 PINEVILLE 2 TRS, LLC, a Delaware limited liability company (individually and collectively, jointly and severally, the “Borrower”), promise to pay to the order of WESTERN ALLIANCE BANK, an Arizona corporation, and its successors and assigns (“Lender”), the principal sum stated above as the Note Amount, or so much thereof as may have been advanced by Lender, with interest thereon, on the dates and at the rates and upon the terms and conditions specified below. This DLOC Note (this “Note”) is the DLOC Note referred to in the Loan Agreement, dated the same date as this Note, between Borrower and Lender (as it may be amended, restated, supplemented, extended or renewed from time to time, the “Loan Agreement”) and is being executed and delivered pursuant thereto (the loan made pursuant to this Note and the Loan Agreement being referred to in this Note as the “Loan”). Capitalized terms used in this Note and not defined in this Note have the meanings given to such terms in the Loan Agreement.

1.	Interest Rate.

(a)Note Rate. Interest shall accrue on the unpaid principal balance of the Loan from the Note Date at the interest rate provided in the Loan Agreement.

(b)Basis of Computation. The interest rate is an annual rate and will be computed using a 360-day year and charged for actual days elapsed.

2.	Payments.

(a)When Due; Maturity Date. Interest and principal on the Loan shall be paid in accordance with the terms of the Loan Agreement.

(b)Payment at Maturity. On the Maturity Date, Borrower shall pay the entire remaining unpaid balance of the Loan, if any; all accrued and unpaid interest to the Maturity Date; and any other amounts payable under this Note and the other Loan Documents.

3.Waivers. Borrower and all endorsers, guarantors, and sureties of this Note waive presentment, demand for payment, notice of dishonor, notice of protest, and protest, notice of intent to accelerate, notice of acceleration and all other notices or demands in connection with delivery, acceptance, performance, default or endorsement of this Note.

4.Lender Computations Final. Lender’s computations, in accordance with the terms of this Note and the Loan Agreement, of interest rates, monthly payment amounts, and final payment amounts, prepayment fees, and other amounts due and owing from Borrower to Lender shall be final and conclusive, absent manifest error.

5.Maximum Rate of Interest. Anything herein to the contrary notwithstanding, the obligations of Borrower hereunder or pursuant to any other Loan Document shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment would be contrary to the provisions of any Applicable Law limiting the highest rate of interest which may be lawfully contracted for, charged or received by Lender, and in such event Borrower shall pay Lender interest at the highest rate permitted by Applicable Law. All interest and other charges, fees, goods, things in action or any other sums, things of value and reimbursable costs that Borrower is or may become obligated to pay or reimburse in connection with the Loan and which may be deemed to constitute “interest” within the meaning of Arizona Revised Statutes Section 44-1201, et seq. will be deemed to constitute items of interest in addition to the stated rate(s) of interest specified in, or payable on, this Note, which stated rate of interest and additional rate resulting from other amounts constituting interest Borrower hereby contracts in writing to pay.

6.Applicability of General Provisions. All provisions of the Article in the Loan Agreement titled “General Provisions”, as well as the defined terms in the Loan Agreement, including in the Schedule of Defined Terms attached thereto, apply to this Note, the same as if such provisions were set forth in full in this Note.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower has executed this Note as of the date stated above.

BORROWER:

LF3 PINEVILLE 2, LLC, a Delaware limited liability company By:Lodging Fund REIT III OP, LP, a Delaware limited partnership, its Sole Member

By: Lodging Fund REIT III, Inc,. a Maryland

Corporation, its General partner

By: /s/ Samuel C. Montgomery

Name: Samuel C. Montgomery

Its: Chief Financial Officer

LF3 PINEVILLE 2 TRS, LLC, a Delaware limited liability company

By:Lodging Fund REIT III TRS, Inc., a Delaware corporation, its Sole Member

By:Lodging Fund REIT III OP, LP, a Delaware limited partnership, its Sole Shareholder

By: Lodging Fund REIT III, Inc,. a Maryland

Corporation, its General partner

By: /s/ Samuel C. Montgomery

Name: Samuel C. Montgomery

Its: Chief Financial Officer

Signature Page to DLOC Note